UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 28, 2011

TC Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 28, 2011, Catherine Campbell was appointed by TC Global, Inc. (the “Company”) as Chief Financial Officer and Controller. Ms. Campbell has been employed by the Company since October 2010, serving in the capacity of Controller since that date.

Prior to joining the Company, from June 2008 to March 2009, Ms. Campbell, age 41, served as Corporate Controller for Organic to Go Food Corporation, a natural and organic food retailer, where she was recognized for her cash handling policies and detailed SEC reporting and management. From September 2005 to May 2007, Ms. Campbell served as Director of External Reporting for Cray Inc., a supercomputer design and manufacturing company. From December 2003 to September 2005, she served as a Senior Consultant and Project Manager for Sarbox Solutions, a Sarbanes Oxley Section 404 consulting practice, and from July 2002 to December 2003 she served as Corporate Controller for drugstore.com, a web-based retailer. Ms. Campbell started her career in accounting in the Anchorage, Alaska office of KPMG, LLP.

Ms. Campbell graduated from the University of Alaska – Anchorage with a Bachelor of Business Administration and a Major in Accounting.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	TC Global, Inc. Press Release dated March 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TC GLOBAL, INC.

Date: March 3, 2011	By:	/s/ Carl W. Pennington
Carl W. Pennington
President and Chief Executive Officer

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